UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida (Address of Principal Executive Offices)	33410 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market
8.125% Notes due 2029	GECCH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2025, Great Elm Capital Corp. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s Loan, Guarantee and Security Agreement, dated as of May 5, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Loan Agreement”), with City National Bank (“CNB”), as lender.

The Amendment increased the commitment amount of the senior secured revolving line of credit under the Loan Agreement (the “Revolving Facility”) to up to $50 million (subject to a borrowing base as defined in the Loan Agreement). The Amendment also allows the Company to request an increase of the Revolving Facility in an aggregate amount not to exceed $40 million (up to a revolving line of $90 million), which increase is subject to the sole discretion of CNB.

The Amendment updated the maturity date for borrowings under the Revolving Facility to the earlier of (i) May 5, 2027 and (ii) May 31, 2026 if the Company’s 5.875% notes due 2026 have not been refinanced prior to such date.

In addition, the Amendment provides that borrowings under the Revolving Facility shall bear interest at a rate equal to (i) at all times when a minimum deposit test is met (a) SOFR plus 2.50% or (b) a base rate plus 1.50% and (ii) at all times when a minimum deposit test is not met, (a) SOFR plus 3.50% or (b) a base rate plus 2.50%. The Amendment also amended the financial covenant of minimum net assets requirement to be of not less than $80 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment (which includes the Loan Agreement, as amended by the Amendment), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report but shall not be deemed filed.

Exhibit Number	Description
10.1	Fifth Amendment, dated as of August 13, 2025 to Loan, Guarantee and Security Agreement, as of May 5, 2021, by and among Great Elm Capital Corp. and City National Bank, as amended.
99.1	Press Release, dated August 13, 2025
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: August 13, 2025	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer